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                                                                     EXHIBIT 5.1

                        [IRELL & MANELLA LLP LETTERHEAD]

                                                                  April 29, 2002

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
12405 Powerscourt Drive
St. Louis, Missouri 63131

     Re: Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

     We are counsel to Charter Communications Holdings, LLC, a Delaware limited liability company ("Charter Holdings"), and Charter Communications Holdings Capital Corporation, a Delaware corporation ("Charter Capital" and, together with Charter Holdings, the "Companies"), in connection with the filing by the Companies with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by the Companies of $350 million aggregate principal amount of their new 9.625% senior notes due 2009 (the "New Eight Year Senior Notes"), $300 million aggregate principal amount of their new 10.000% senior notes due 2011 (the "New Ten Year Senior Notes") and $450 million aggregate principal amount of their new 12.125% senior discount notes due 2012 (the "New Senior Discount Notes" and, collectively with the New Eight Year Senior Notes and the New Ten Year Senior Notes, the "New Notes") in connection with the proposed exchange of $1,000 principal amount of the New Eight Year Senior Notes, New Ten Year Senior Notes and New Senior Discount Notes for each $1,000 principal amount of their outstanding 9.625% senior notes due 2009 (the "Original Eight Year Senior Notes"), 10.000% senior notes due 2011 (the "Original Ten Year Senior Notes") and 12.125% senior discount notes due 2012 (the "Original Senior Discount Notes" and, collectively with the Original Eight Year Senior Notes and the Original Ten Year Senior Notes, the "Original Notes"), respectively. The Original Notes are and the New Notes, upon issuance, will be governed by the Indentures, as defined below, by and between the Companies and BNY Midwest Trust Company, as trustee (the "Trustee"). This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          1.  The Registration Statement, in the form filed with the Commission;

          2. The charter documents of the Companies and their parent, Charter Communications, Inc. ("Charter"), as currently in effect;

          3. The Indenture dated May 15, 2001 and the First Supplemental Indenture thereto (as so supplemented, the "Eight Year Senior Notes Indenture") dated as of January 14, 2002 governing the Companies' Eight Year Senior Notes;

          4. The Indenture dated May 15, 2001 and the First Supplemental Indenture thereto (as so supplemented, the "Ten Year Senior Notes Indenture") dated as of January 14, 2002 governing the Companies' Ten Year Senior Notes;
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Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
April 29, 2002
Page  2

          5. The Indenture dated as of January 14, 2002, governing the Companies' 12.125% Senior Discount Notes due 2012 (the "Senior Discount Notes Indenture," and collectively, together with the Eight Year Senior Notes Indenture and the Ten Year Senior Notes Indenture, the "Indentures");

          6.  The forms of the New Notes;

          7. The Resolutions of the Board of Directors of Charter, dated as of January 8, 2002, relating to, among other things, the issuance and exchange of the New Notes for the Original Notes and the filing of the Registration Statement;

          8. The Resolutions of the Manager of Charter Holdings, dated as of January 8, 2002, relating to, among other things, the issuance and exchange of the New Notes for the Original Notes and the filing of the Registration Statement;

          9. The Resolutions of the Board of Directors of Charter Holdings, dated as of January 8, 2002, relating to, among other things, the issuance and exchange of the New Notes for the Original Notes and the filing of the Registration Statement; and

          10. The Resolutions of the Board of Directors of Charter Capital, dated as of January 8, 2002, relating to, among other things, the issuance and exchange of the New Notes for the Original Notes and the filing of the Registration Statement.

We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and factual representations of officers and other representatives of the Companies, Charter and others.

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and
(ii) the New Notes are duly executed, issued and delivered by duly authorized officers of the Companies, and authenticated by the Trustee, all in accordance with the terms of the Indentures and the prospectus contained in the Registration Statement, against surrender and cancellation of a like principal amount of Original Notes, the New Notes issued by the Companies will be legally issued and the New Notes will constitute valid and binding obligations of the Companies, enforceable against the Companies in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting creditors' rights generally and (ii) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     We observe that the Indentures and the New Notes purport to be governed by the laws of the State of New York, and our opinion is accordingly limited to such laws.

     We have relied on the Form T-1 and the certificates delivered by the Trustee as to the qualifications, authority, legal power and eligibility of the Trustee to act as trustee under the Indentures and to perform its duties in accordance with the terms of the Indentures.
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Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
April 29, 2002
Page  3

     This opinion is given in respect of the Indentures and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any related document, instrument or agreement or any other matter beyond the matters expressly set forth herein. This opinion speaks only as of its date, and we affirmatively disclaim any obligation to update this opinion letter to disclose to you facts, events or changes of law or interpretation of law occurring, arising or coming to our attention after the date hereof.

     This opinion is intended to be filed as an exhibit to the Registration Statement for the benefit of the holders of the Original Notes who will be acquiring the New Notes to be issued pursuant thereto and may not be otherwise used or relied upon and may not be otherwise disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the use of our name under the caption "Legal Matters" in the Registration Statement and prospectus and any amendments thereto. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                       Very truly yours,

                                       /s/ Irell & Manella LLP